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SHELLS SEAFOOD RESTAURANTS, INC.
REPORTS FIRST QUARTER 2008 RESULTS

TAMPA, FL, May 9, 2008 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported financial results for its first quarter ended March 30, 2008.

Key metrics for the first quarter of 2008, compared to the first quarter of 2007:
•	Revenues decreased 20.4% to $10.7 million.
•	Comparable restaurant sales decreased 15.6%.
•	Net income of $120,000, was $85,000 better than the first quarter of 2007. Excluding non-recurring items, net income of $263,000, compared to a net loss of $11,000.
•	Earnings per share diluted of $0.00, same as the first quarter of 2007. Excluding non-recurring items, earnings per share diluted of $0.01, compared to a net loss per share of $0.00.

Marc Bernstein, newly-appointed CEO, commented, “The first quarter of 2008 continued to be challenging for both Shells and most casual dining restaurants within Florida, generally due to an increasingly difficult economy. Although first quarter sales continued to decline, we diligently reduced our operating and administrative expenses in the midst of a broad range of externally driven cost increases. As a result, we achieved an improvement in net income in comparison to the first quarter of last year.” Bernstein further added, “Our efforts going forward are fully focused on providing our guests with compelling offerings of great food at very favorable price points. Our mission is to drive guest traffic and sales, while holding expenses in-line. We are taking immediate action toward repositioning Shells as a relevant brand to overcome this economic downturn and re-establish ourselves for future long-term success.”

Operating Results

Revenues for the first quarter of 2008 decreased 20.4% to $10,697,000 from $13,435,000 in the first quarter of 2007, predominantly due to a 15.6% decrease in same store sales and; to a lesser extent, the second and fourth quarter 2007 dispositions of two under performing restaurants. As of the end of the first quarter of 2008, we had 23 restaurants in operation, compared to 25 restaurants at the end of the first quarter of 2007.

Restaurant operating costs, consisting of food and beverage costs, labor, other operating costs and depreciation expense, were $9,475,000, or 89.2% of restaurant sales, in the first quarter of 2008, compared to $12,273,000, or 91.6% of restaurant sales, in the first quarter of 2007. The 2.4% decrease in restaurant operating costs, as a percentage of restaurant sales, primarily resulted from a 2.2% reduction in food and beverage costs, reflecting our menu repositioning implemented at the beginning of the first quarter of 2008.

General & administrative expenses were $946,000, or 8.8% of revenues, in the first quarter of 2008 compared to $1,025,000, or 7.6% of revenues, in the first quarter of 2007. Exclusive of $143,000 in non-recurring severance expenses recognized in the first quarter of 2008, general & administrative expenses were $803,000, or 7.5% of revenues. The reduction from the comparable period last year was mostly due to a reduction in salaries, bonuses and related expenses of $104,000 and a reduction in stock option expense of $44,000.

Income from operations in the first quarter of 2008 of $276,000 was $139,000 better than the income from operations in the comparable period of 2007. Excluding the non-recurring item in the first quarter of 2008, income from operations of $419,000 was $282,000 better than the comparable period of 2007.

Net income in the first quarter of 2008 was $120,000, or $0.00 per diluted share based upon 25.4 million diluted common shares outstanding, compared to net income in the first quarter of 2007 of $35,000, or $0.00 per diluted share based upon 25.5 million diluted common shares outstanding. As adjusted for non-recurring items as summarized in the ensuing financial tables, net income in the first quarter of 2008 was $263,000, or $0.01 per diluted share, compared to a net loss in the first quarter of 2007 of $11,000, or $0.00 per share.

About the Company

The Company manages and operates 23 full-service, neighborhood seafood restaurants in Florida under the name “Shells”. Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sautéed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

Forward-Looking Statements

In addition to seasonal fluctuations, the Company’s quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food, labor costs and other operating expenses; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; international economic, cultural and political conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third party financing to fund capital or operating activities, if required; changes in personnel, including senior management; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission (“SEC”) contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. The Company undertakes no obligation to update these forward looking statements on a regular basis. An investment in the Company involves various risks, including those mentioned above and those that are detailed from time-to-time in the Company’s SEC filings.

SHELLS SEAFOOD RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	(Unaudited)
	Thirteen Week Period Ended
	March 30, 2008		April 1, 2007
	Amount	Percent	Amount	Percent

Revenues
Restaurant sales	$10,622	99.3%	$13,396	99.7%
Management fees	31	0.3%	39	0.3%
International fees	44	0.4%	0	0.0%
Total Revenues	$10,697	100.0%	$13,435	100.0%

Costs and expenses:
Cost of sales (1)	3,220	30.3%	4,356	32.5%
Labor and other related expenses (1)	3,137	29.5%	3,890	29.0%
Other restaurant operating expenses (1)	2,753	25.9%	3,521	26.3%
Depreciation and amortization (1)	365	3.4%	506	3.8%
Total restaurant operating costs (1)	9,475	89.2%	12,273	91.6%
Restaurant operating income (1)	1,222	11.5%	1,162	8.7%

General and administrative expenses	946	8.8%	1,025	7.6%
Income from operations	276	2.6%	137	1.0%

Interest expense, net	(76)	-0.7%	(66)	-0.5%
Other (expense) income	(6)	-0.1%	39	0.3%

Income before elimination of minority partner interest	194	1.8%	110	0.8%
Elimination of minority partner interest	(74)	-0.7%	(75)	-0.6%
Net income	$120	1.1%	$35	0.3%

Net income per share of common stock:
Basic	$0.01		$0.00
Diluted	$0.00		$0.00

Average number of weighted common shares outstanding:
Basic	23,538		17,843
Diluted	25,403		25,475

(1) Percentage as a percent of restaurant sales

SHELLS SEAFOOD RESTAURANTS, INC.
(Dollars in thousands, except per share data)
(Unaudited)

	March 30,	April 1,
	2008	2007
Number of restaurants at end of period:
Company-owned restaurants (1)	20	22
Licensed restaurants	3	3
Total	23	25

Balance sheet data:
Cash	$774	$1,047
Working capital (deficiency)	(4,177)	(3,852)
Total assets	11,535	14,374
Long-term debt	616	1,713
Stockholders' equity	516	4,554

(1) Includes one joint venture restaurant in which the Company has a 51% equity interest.

	Quarter Ended
NON-RECURRING ITEMS:	March 30, 2008	April 1, 2007

Net income, as reported	$120	$35

Non-recurring (expense) income:
Severance Pay	(143)	-
Lease renewal costs	-	(39)
Proceeds from legal settlement	-	85
Total non-recurring (expense) income	(143)	46

Net income (loss), excluding non-recurring items	263	(11)

Net income (loss) per share:
Diluted, as reported	$0.00	$0.00
Diluted, excluding non-recurring items	$0.01	$(0.00)